Exhibit 10.1

AMENDMENT NO. 3 TO THE
1998 STOCK PURCHASE AND OPTION PLAN FOR KEY EMPLOYEES OF
P&L COAL HOLDINGS CORPORATION

 WHEREAS, P&L Coal Holdings Corporation, n/k/a Peabody Energy Corporation (the “Company”) adopted and maintains the 1998 Stock Purchase and Option Plan for Key Employees of P&L Coal Holdings Corporation, as amended from time to time (the “Plan”), and all capitalized terms used but not defined herein are defined in the Plan;

     WHEREAS, pursuant to Section 10 of the Plan, the Board of Directors has the right to amend the Plan, and the Committee has the authority to amend the terms and conditions applicable to outstanding Grants so long as such amendment does not adversely affect the Participant’s rights under the Grant; and

     WHEREAS, the Board of Directors has authorized and directed that the Plan be amended to provide that neither the Board of Directors nor the Committee may take actions to re-price Options granted under the Plan.

NOW, THEREFORE, the Plan is hereby amended effective as of March 12, 2014, as follows:

 1.  Section 10 of the Plan is hereby amended by inserting the following paragraph at the end of such Section 10:

Notwithstanding anything to the contrary, but subject to the provisions of Section 8 and Section 9, neither the Board of Directors nor the Committee shall be permitted to (i) amend an Option granted under the Plan to reduce its exercise price; (ii) cancel an Option granted under the Plan and re-grant an Option with a lower exercise price than the original exercise price of the cancelled Option; (iii) cancel an Option granted under the Plan in exchange for cash or another equity award; or (iv) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of re-pricing an Option granted under the Plan.

 2.  In all other respects, the Plan shall remain unchanged and in full force and effect.

PEABODY ENERGY CORPORATION

By: /s/ Sharon D. Fiehler
Sharon D. Fiehler
Executive Vice President and Chief Administrative Officer